Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Announces Agreement to Purchase Medical Office Portfolio
for $764 Million

MILWAUKEE -- (BUSINESS WIRE) -- October 1, 2021 -- Physicians Realty Trust (NYSE:DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate company, announced today that the Company, through its operating partnership, Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), has executed a Master Transaction Agreement for the acquisition of 15 Class-A medical office buildings located in eight states, comprising approximately 1,460,000 square feet, for an aggregate purchase price of approximately $764.3 million, subject to closing prorations and other adjustments (collectively, the “Pending Acquisitions”).

The Pending Acquisitions

The portfolio is approximately 95% leased with a weighted average remaining lease term of approximately 7.4 years. Each of the 15 buildings are either located on a health system campus or are affiliated with a health system, and approximately 74% of aggregate leased space is attributable to investment grade health systems or their subsidiaries. Upon closing, the first year unlevered cash yield of the portfolio is expected to be 4.9%. The Company expects that the transaction will be completed in the fourth quarter of 2021.

At closing, the Company anticipates funding the purchase of the Pending Acquisitions through the issuance of units of the Operating Partnership, the assumption of indebtedness on certain properties, the satisfaction of existing mezzanine loans outstanding, and proceeds from its unsecured line of credit.

The Master Transaction Agreement contains customary representations, warranties and covenants of the parties. The Pending Acquisitions are also subject to the satisfaction of certain conditions to closing, including the waiver of health system purchase rights with respect to certain properties. There can be no assurance that any or all of the conditions to closing will be satisfied or, if satisfied, that the Operating Partnership will complete the Pending Acquisitions, or effectuate the closing in a timely manner or at all.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the Operating Partnership and, as of June 30, 2021, owned approximately 97.6% of the partnership interests in the Operating Partnership (“OP Units”).

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, pending acquisitions, anticipated closing of property acquisitions, including the Pending Acquisitions discussed in this press release, ability to execute its business plan, and the impact of the Coronavirus (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

Physicians Realty Trust
John T. Thomas, 214-549-6611
President and CEO
jtt@docreit.com
or
Jeffrey N. Theiler, 414-367-5610
Executive Vice President and CFO
jnt@docreit.com

Source: Physicians Realty Trust